Exhibit 99.1

10990 Roe Avenue Overland Park, KS 66211 Phone 913 696 6100 Fax 913 696 6116 News Release

October 18, 2010

YRC Worldwide Provides Third Quarter Update

•	Positive third quarter 2010 adjusted EBITDA in excess of second quarter 2010

OVERLAND PARK, KAN. — YRC Worldwide Inc. (NASDAQ: YRCWD) today provided an update on its expected third quarter results including:

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For the third quarter of 2010, tonnage per day for YRC National and YRC Regional was 1.2% and 2.1%, respectively, higher than the tonnage per day for the second quarter of 2010. Revenue per shipment during the third quarter of 2010 for YRC National and YRC Regional was 1.9% and 3.7%, respectively, higher than the third quarter of 2009.

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The company expects third quarter 2010 positive adjusted EBITDA within a range of $42 million to $46 million. For the second and third quarters of 2010, the company expects cumulative adjusted EBITDA within a range of $82 million to $86 million, which exceeds the $50 million covenant level required by its credit agreement. The company expects a third quarter 2010 operating loss within a range of $18 million to $22 million. As a comparison, the company reported an operating loss of approximately $35 million for the second quarter of 2010 when excluding an $83 million non-cash benefit from an adjustment to the fair value of the March 2010 union employee equity award.

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At September 30, 2010, the company’s estimated cash and cash equivalents were $115 million, restricted revolver reserves were $123 million, and unrestricted availability was $46 million, for a total of $284 million. During the third quarter of 2010 the company repaid $25 million of outstanding borrowings on its asset-backed securitization facility.

Third Quarter Earnings Call

The company will hold a conference call for the investment community on Friday, November 5, 2010, beginning at 9:30am ET, 8:30am CT. Third quarter earnings will be released the same day, Friday, November 5, 2010, prior to the opening of the market. The conference call will be open to listeners live and by recorded playback via the YRC Worldwide Internet site yrcw.com.

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Certain Non-GAAP Financial Measures

Adjusted EBITDA is a non-GAAP measure that reflects the company’s earnings before interest, taxes, depreciation, and amortization expense, and further adjusted for letter of credit fees, equity-based compensation expense, net gains or losses on property disposals and certain other items as defined in the company’s credit agreement. Operating loss, as adjusted, is a non-GAAP measure that excludes a non-cash benefit from an adjustment to the fair value of the

March 2010 union employee equity award. Adjusted EBITDA and operating loss, as adjusted, are used for internal management purposes as financial measures that reflect the company’s core operating performance. In addition, management uses adjusted EBITDA to measure compliance with financial covenants in the company’s credit agreement. However, these financial measures should not be construed as a better measurement than operating income (loss) or earnings per share, as defined by GAAP.

Adjusted EBITDA has the following limitations:

•	Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our outstanding debt;

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Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and adjusted EBITDA does not reflect any cash requirements for such replacements;

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Equity-based compensation is an element of our long-term incentive compensation program, although we exclude it as an expense when evaluating our ongoing operating performance for a particular period; and

•	Other companies in our industry may calculate adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, adjusted EBITDA should not be considered a substitute for performance measures calculated in accordance with GAAP.

Reconciliation of GAAP Measures to Non-GAAP Financial Measures

YRC Worldwide Inc. and Subsidiaries
(Amounts in millions)
(Unaudited)
	For the three months ended June 30, 2010	Expected Range		For the three months ended Sep 30, 2009
		For the three months ended September 30, 2010
Operating revenue	$1,119.1	$1,130	$1,140	$1,204.0
Operating Ratio, as adjusted	103.1%	101.9%	101.6%	110.5%

Reconciliation of operating income (loss) to adjusted EBITDA:
Operating income (loss)	$48.3	$(22)	$(18)	$(126.6)
2010 union equity award	(83.0)	n/a	n/a	n/a

Operating income (loss), as adjusted	(34.7)	(22)	(18)	(126.6)
(Gains) losses on property disposals, net	(2.2)	(3)	(3)	(11.1)
Depreciation and amortization	50.1	50	50	58.3
Equity based compensation expense (all other)	1.4	2	2	1.6
Letter of credit expense	8.3	8	8	8.8
Restructuring professional fees	9.3	7	7	n/a
Reimer Finance Co. dissolution (foreign exchange)	5.5	n/a	n/a	n/a
Other nonoperating, net	2.1	-	-	(1.5)

Adjusted EBITDA	$39.9	$42	$46	$(70.6)

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expects,” “expected,” “estimated,” and similar expressions are intended to identify forward-looking statements. It is important to note that the company’s actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including (among others) our ability to generate sufficient cash flows and liquidity to fund operations, which raises substantial doubt about our ability to continue as a going concern, inflation, inclement weather, price and availability of fuel, sudden changes in the cost of fuel or the index upon which the company bases its fuel surcharge, competitor pricing activity, expense volatility, including (without limitation) expense volatility due to changes in rail service or pricing for rail service, ability to capture cost reductions, changes in equity and debt markets, a downturn in general or regional economic activity, effects of a terrorist attack, labor relations, including (without limitation), the impact of work rules, work stoppages, strikes or other disruptions, any obligations to multi-employer health, welfare and pension plans, wage requirements and employee satisfaction, and the risk factors that are from time to time included in the company’s reports filed with the SEC.

The company’s expectations regarding financial information related to third quarter 2010 are only its expectations regarding these matters. Actual financial information for third quarter 2010 could differ based on a number of factors including (among others) any adjustments or final entries necessary to close the company’s books for third quarter 2010.

The company’s expectations regarding its cash and cash equivalents are only its expectations regarding this matter. The actual cash and cash equivalents could differ based on a number of factors including (among others) the company’s operating results, the timing of its receipts and disbursements, the company’s access to credit facilities or credit markets and the factors identified in the preceding paragraphs.

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About YRC Worldwide

YRC Worldwide Inc., a Fortune 500 company headquartered in Overland Park, Kan., is a leading provider of transportation and global logistics services. It is the holding company for a portfolio of successful brands including YRC, YRC Reimer, YRC Glen Moore, Reddaway, Holland and New Penn, and provides China-based services through its Jiayu and JHJ joint ventures. YRC Worldwide has the largest, most comprehensive network in North America with local, regional, national and international capabilities. Through its team of experienced service professionals, YRC Worldwide offers industry-leading expertise in heavyweight shipments and flexible supply chain solutions, ensuring customers can ship industrial, commercial and retail goods with confidence. Please visit www.yrcw.com for more information.

Investor Contact:	Paul Liljegren 913-696-6108 paul.liljegren@yrcw.com

Media Contact:	Suzanne Dawson Linden, Alschuler & Kaplan 212-329-1420 sdawson@lakpr.com

Web site: www.yrcw.com

Follow YRC Worldwide on Twitter: http://twitter.com/yrcworldwide